Exhibit 10.2

RTI INTERNATIONAL METALS, INC.

RESTRICTED STOCK OR RESTRICTED STOCK UNIT AWARD

Grant - Terms for Restricted Stock and Restricted Stock Units

RTI International Metals, Inc. has adopted the 2014 Stock and Incentive Plan to permit awards of restricted stock or restricted stock units to be made to certain key employees of the Company or any Affiliate. The Company desires to provide incentives and potential rewards for future performance by the employee by providing the Participant with a means to acquire or to increase his/her proprietary interest in the Company’s success.

Definitions. Capitalized terms used in this Award have the following meanings:

(a)	“Award” means this grant of Restricted Stock and/or Restricted Stock Units.

(b)	“Award Agreement” means this document.

(c)	“Company” means RTI International Metals, Inc., an Ohio corporation, or any successor thereto.

(d)	“Participant” means the individual selected to receive this Award.

(e)	“Plan” means the RTI International Metals, Inc. 2014 Stock and Incentive Plan, as may be amended from time to time.

(f)	“Restriction Period” means the length of time indicated in this Award Agreement during which the Participant cannot sell, transfer, pledge, assign or otherwise encumber the Restricted Stock or Restricted Stock Units subject to this Award, as specified herein.

(g)	“Restricted Stock” means a Share that is subject to a risk of forfeiture or a Restriction Period, or both a risk of forfeiture and a Restriction Period.

(h)	“Restricted Stock Unit” means the right to receive a payment, in cash, Shares or a combination of both, as contemplated herein, equal to the Fair Market Value of one Share, which is subject to a risk of forfeiture or a Restriction Period, or both a risk of forfeiture and a Restriction Period.

“Retirement” means termination of employment from the Company or its Affiliates (other than for Cause) on or after (i) attainment of age sixty-five (65), (ii) attainment of age sixty-two (62) and completion of fifteen (15) years of continuous service with the Company and its Affiliates, or (iii) completion of at least thirty (30) years of continuous service with the Company and its Affiliates prior to reaching the age of sixty-two (62).

(i)	“Stock” means the Common Stock of the Company, par value $0.01 per share.

Other capitalized terms used in this Award that are not otherwise defined herein have the meanings given in the Plan. The definition of “Retirement” as provided in the Plan is expressly inapplicable to this Agreement.

The parties agree as follows:

1. Grant of Award. Subject to the terms and conditions of the Plan, a copy of which has been delivered to the Participant and made a part of this Award, and to the terms and conditions of this Award, the Company grants to the Participant an award of Restricted Stock or Restricted Stock Units, as specified herein, on the date and with respect to the number of Shares specified herein.

RTI International Metals, Inc. Form of Restricted Stock or Restricted Stock Unit Award

2. Restricted Shares. If the Award is in the form of Shares of Restricted Stock, the Shares are subject to the following terms:

(a)	Restriction Period. The Company will hold the Shares in escrow for the Restriction Period. During this period, the Shares shall be subject to forfeiture as provided in Section 4.

(b)	Removal of Restrictions. Subject to Section 4 below, Shares that have not been forfeited shall become available to the Participant after the last day of the Restriction Period upon payment in full of all taxes due with respect to such Shares.

(c)	Voting Rights. During the Restriction Period, the Participant may exercise full voting rights with respect to the Shares.

(d)	Dividends and Other Distributions. Any cash dividends or other distributions paid or delivered with respect to Shares of Restricted Stock for which the record date occurs on or before the last day of the Restriction Period will be credited to a bookkeeping account for the benefit of the Participant, which will be paid to the Participant in cash at the end of the applicable Restriction Period. Prior to the end of the Restriction Period, such account will be subject to the same terms and conditions (including risk of forfeiture) as the Shares of Restricted Stock to which the dividends or other distributions relate.

3. Restricted Stock Units. If the Award is in the form of Restricted Stock Units, the Restricted Stock Units are subject to the following terms:

(a)	Restriction Period. During the Restriction Period, the Restricted Stock Units shall be subject to forfeiture as provided in Section 4.

(b)	Settlement of Restricted Stock Units. Subject to Section 4 below, the Restricted Stock Units shall be settled by payment of one Share per Restricted Stock Unit after the last day of the Restriction Period and upon payment in full of all taxes due with respect to such Restricted Stock Units.

(c)	Dividend Equivalent Units. In the event Dividend Equivalent Units are awarded in tandem with this Award of Restricted Stock Units, any cash dividends or other distributions accrued with respect thereto on or before the last day of the Restriction Period will result in a credit to a bookkeeping account for the benefit of the Participant. The Dividend Equivalent Units awarded in tandem with this Award will be equal to the dividends or other distributions that would have been paid with respect to the Shares subject to the Restricted Stock Units had such Shares been outstanding. The account will be converted into and settled in additional Shares issued under the Plan or will be paid to the Participant in cash at the end of the applicable Restriction Period as specified herein. Prior to the end of the Restriction Period, such account will be subject to the same terms and conditions (including risk of forfeiture) as the Restricted Stock Units to which the Dividend Equivalent Units relate.

4. Termination.

(a)	Retirement. If the Participant terminates employment from the Company and its Affiliates, or ceases to provide services as a Non-Employee Director, due to Retirement, as defined in this

RTI International Metals, Inc. Form of Restricted Stock or Restricted Stock Unit Award

Agreement, then any remaining Restriction Period shall continue in full force and effect to the same extent as if such termination of employment or cessation of services due to Retirement had not occurred and any Shares of Restricted Stock or any Restricted Stock Units (and all deferred dividends or Dividend Equivalent Units paid or credited thereon) still subject to the Restriction Period as of the date of such termination of employment or cessation of services due to Retirement shall continue to be subject to such Restriction Period.

(b)	Death or Disability. If the Participant’s employment with the Company and its Affiliates terminates, or Participant ceases to provide services as a Non-Employee Director, because of death or Disability, or if the Participant dies after Retirement, as defined in this Agreement, while this Award is still subject to the Restriction Period, any remaining Restriction Period shall automatically lapse as of the date of such termination of employment or death, as applicable.

(c)	Other Termination. If the Participant’s employment terminates or services as a Non-Employee Director ceases for any reason not described above, then any Shares of Restricted Stock or any Restricted Stock Units (and all deferred dividends or Dividend Equivalent Units paid or credited thereon) still subject to the Restriction Period as of the date of such termination shall automatically be forfeited and returned to the Company. In the event of the Participant’s involuntary termination of employment by the Company or an Affiliate for other than Cause, the Administrator may waive the automatic forfeiture of any or all such Shares of Restricted Stock or Restricted Stock Units (and all Dividend Equivalent Units, deferred dividends or other distribution paid or credited thereon) and may add such new restrictions to such Restricted Stock or Restricted Stock Units as it deems appropriate. The Company may suspend payment or delivery of Shares (without liability for interest thereon) pending the Administrator’s determination of whether the Participant was or should have been terminated for Cause.

5. Withholding.

(a)	Conditions to Issuance or Payment. Participant shall be solely responsible for any taxes payable on the receipt or transfer or vesting of Shares or payment of cash or other property under this Agreement. Participant shall promptly pay to the Company, or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind required by law to be withheld with respect to this Award. The Company shall have the authority to require Participant to remit to the Company, prior to issuance or delivery of any Shares or the removal of any stop order or transfer restrictions on the Shares or any restrictive legends on the certificates representing the Shares, an amount sufficient to satisfy federal, state and local income, employment and tax withholding requirements associated with this Award.

(b)	Share Withholding or Delivery. The Company, in its sole discretion, shall have the right to withhold Shares no longer restricted, or can withhold from cash or property, including cash or Shares under this Award, payable or issuable to the Participant, an amount equal to the federal, state and local tax withholding requirements associated with this Award. Any withholding from Shares will be limited to an amount equal to the Company’s minimum statutory withholding requirement.

(c)	Other Withholding. Dividends are considered ordinary income and will be included on Participant’s W-2 in the year of vesting. Additionally, taxes will be calculated and deducted from the total amount of dividend payment income. To the extent required for compliance with Section 162(m) of the Code, if applicable to Participant, the Committee shall have such authority and make such determination over the Award as necessary to comply with the terms of the Plan and Section 162(m) of the Code.

RTI International Metals, Inc. Form of Restricted Stock or Restricted Stock Unit Award

Participant acknowledges the receipt of tax information relating to the Award, including information on 83(b) elections and the need to consult Participant’s own tax advisors.

6. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES OR STOCK UNITS IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE OR NON- EMPLOYEE DIRECTOR, AS APPLICABLE (NOT THROUGH THE ACT OF BEING HIRED OR BEING GRANTED OR ACQUIRING THE SHARES HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE RESTRICTION PERIOD SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT OR ENGAGEMENT FOR THE RESTRICTION PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PARTICIPANT’S RELATIONSHIP WITH THE COMPANY OR ITS AFFILIATES AT ANY TIME AND FOR ANY REASON.

7. No Claim for Forfeiture. Neither the Award nor any benefit accruing to the Participant from the Award will be considered to be part of the Participant’s normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments. In no event may the Award or any benefit accruing to the Participant from the Award be considered as compensation for, or relating in any way to, past services for the Company or any Affiliate. In consideration of the Award, no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from termination of the Participant’s employment by the Company or any Affiliate (for any reason whatsoever and whether or not in breach of local labor laws) and the Participant irrevocably releases the Company and its Affiliates from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the grant, the Participant shall have been deemed irrevocably to have waived any entitlement to pursue such claim.

8. Electronic Delivery. The Company or its Affiliates may, in its or their sole discretion, decide to deliver any documents related to current or future participation in the Plan or related to this Award by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. The Participant hereby agrees that all on-line acknowledgements shall have the same force and effect as a written signature.

9. No Reinstatement of Award. After this Award or any portion thereof expires, is cancelled or otherwise terminates for any reason, the Award or such portion shall not be reinstated, extended or otherwise continued.

10. Transferability. Except as otherwise provided in the Plan, this Award shall not be transferable (without the Administrator’s consent) other than by will or the laws of descent and distribution. Following any permitted transfer, the Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer, provided that the Award may be exercised during the life of the Participant only by the Participant or, if applicable, by the Participant’s permitted transferees.

11. Securities Compliance. The Company may place a legend or legends upon the certificates for Shares issued under the Plan and may issue “stop transfer” instructions to its transfer agent in respect of such

RTI International Metals, Inc. Form of Restricted Stock or Restricted Stock Unit Award

Shares as it determines to be necessary or appropriate to (a) prevent a violation of, or to obtain an exemption from, the registration requirements of the Securities Act of 1933, as amended, applicable state securities laws or other legal requirements, or (b) implement the provisions of the Plan, this Award or any other agreement between the Company and the Participant with respect to such Shares.

12. No Restrictions on Certain Actions. The existence of the Award shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred, or prior preference stock ahead of or affecting the Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

13. Amendment or Modification. The Plan is incorporated herein by reference. In the event of any conflict between the provisions of this Agreement and the Plan, the Plan shall control. This Agreement may only be amended or terminated by a written agreement entered into by both of the parties hereto. Notwithstanding the foregoing, the Administrator or Committee may, in their sole discretion and without Participant’s consent, modify or amend any or all of the terms of this Agreement to the extent necessary to conform this Award with, or be excepted from, Section 409A, Section 162(m) or any present or future law relating to plans of this or similar nature, the regulations issued thereunder or an exception thereto regardless of whether such modification or amendment shall adversely affect the rights of Participant.

14. Incorporation of Plan. Participant acknowledges receipt of a copy of one of the following: (i) the Company’s annual report for its last fiscal year, (ii) the Company’s Form 10- K for its last fiscal year, or (iii) the last prospectus filed by the Company, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement, the Plan, and the tax affect of the Award. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator with respect to any questions arising under the Plan or this Agreement.

15. Power of Attorney. Participant hereby grants to the Company a power of attorney and declares that the Company shall be the attorney-in-fact to act for and on behalf of Participant, to act in his/her name, place and stead, in connection with any and all transfers of Shares and associated rights hereunder, whether or not vested, to the Company pursuant to this Agreement, including in the event of Participant’s termination.

16. Successors. All obligations of the Company under this Award shall be binding on any successor to the Company. The terms of this Award and the Plan shall be binding upon and inure to the benefit of the Participant, and his or her heirs, executors, administrators or legal representatives.

17. Legal Compliance. The granting of this Award and the issuance of Shares under this Award shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

18. Interpretation and Construction. Whenever possible, each provision in this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, then (a) such provision will be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of this Agreement will remain in full force and effect. This

RTI International Metals, Inc. Form of Restricted Stock or Restricted Stock Unit Award

Award is intended to be excepted from coverage under Section 409A of the Code and the regulations promulgated thereunder and shall be interpreted and construed accordingly. If, however, any benefit provided under this Agreement is subject to the provisions of Section 409A of the Code and the regulations promulgated thereunder, the provisions of this Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A and the regulations promulgated thereunder (or disregarded to the extent such provision cannot be so administered, interpreted, or construed). Notwithstanding the foregoing, Participant recognizes and acknowledges that Section 409A of the Code may impose upon Participant certain taxes or interest charges for which Participant is and shall remain solely responsible.

19. Governing Law. This Award and the rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of Ohio.

20. Data Privacy and Sharing. As a condition of the granting of the Award, the Participant acknowledges and agrees that it is necessary for some of the Participant’s personal identifiable information to be provided to certain employees of the Company, a third party data processor that may administer the Plan and any Company designated third party broker in the United States. These transfers will be made pursuant to a contract that requires the processor to provide adequate levels of protection for data privacy and security interests in accordance with the EU Data Privacy Directive 95/46 EC and the implementing legislation of the Participant’s home country. By accepting the Award, the Participant acknowledges having been informed of the processing of the Participant’s personal identifiable information described in the preceding paragraph and consents to the Company collecting and transferring to the Company, and any independent benefit plan administrator or third party broker utilized by the Company, the Participant’s personal data that are necessary to administer the Award and the Plan. The Participant understands that his or her personal information may be transferred, processed and stored outside of the Participant’s home country in a country that may not have the same data protection laws as his or her home country, for the purposes mentioned in this Award.

This Award and any other documents expressly referenced in this Award contain all of the provisions applicable to the Award and no other statements, documents or practices may modify, waive or alter such provisions unless expressly set forth in writing, signed by an authorized officer of the Company and delivered to the Participant.

The Company has caused this Award to be executed by one of its authorized officers as of the date of grant.

RTI International Metals, Inc.			Accepted as of the above date:

By		(L.S.)	By		(L.S.)
	Authorized Officer			Signature of Recipient

RTI International Metals, Inc. Form of Restricted Stock or Restricted Stock Unit Award

Annex A

Grant Terms

Participant’s Name:

The undersigned Participant has been granted a [Restricted Stock/Restricted Stock Unit] Award, subject to the terms and conditions of the Plan and this Agreement, as follows:

Date of Grant:	, 20

Number of [Shares of Common Stock / Stock Units] Granted:

Restriction Period:	So long as Participant maintains his/her status as an Employee or Non-Employee Director (as the case may be), the Restriction Period shall lapse and the Shares or Stock Units, as applicable, shall be vested, and any dividends or Dividend Equivalent Rights with respect to such Shares or Stock Units shall be paid or distributed, in accordance with the following schedule:
[insert vesting schedule]

RTI International Metals, Inc. Form of Restricted Stock or Restricted Stock Unit Award